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                                                                      EXHIBIT 99

                                 THE OASYS GROUP, INC.
         PROXY FOR SPECIAL MEETING OF SHAREHOLDERS ON JANUARY __, 1997
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           AND WRITTEN CONSENT OF THE
                        SERIES A PREFERRED SHAREHOLDERS

          The undersigned shareholder of The OASys Group, Inc. ("OASys"), a California corporation, hereby appoints Richard E. Pospisil and Jack C. Carsten, and each of them, proxies, with full power of substitution, to vote all shares of stock of OASys which the undersigned is entitled to vote at the Special Meeting of Shareholders of OASys to be held at 10:00 a.m., local time, on January __, 1997, at the offices of OASys at 59 N. Santa Cruz Avenue, Suite Q, Los Gatos, CA 95030., and at any adjournment(s) thereof, upon matters set forth in the Notice of Special Meeting of Shareholders and the combined OASys Proxy Statement and Cabletron Systems, Inc. Prospectus dated December __, 1996 ("Proxy Statement/Prospectus"), a copy of which the undersigned acknowledges receipt. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

VOTING INSTRUCTIONCALL SHAREHOLDERS SHOULD VOTE ON ITEMS 1 AND 2. IN ADDITION, HOLDERS OF THE SERIES A PREFERRED STOCK ARE BEING ASKED FOR THEIR WRITTEN CONSENT IN ITEMS 3 AND 4. WHERE A SEPARATE VOTE OF ANY PARTICULAR CLASS OF STOCK OF THE COMPANY IS REQUIRED, THIS PROXY SHALL BE VOTED AS A CLASS VOTE.

PLEASE PROMPTLY RETURN YOUR COMPLETED PROXY TO:

Richard E. Pospisil, President, The OASys Group, Inc., 59 N. Santa Cruz Avenue, Suite Q, Los Gatos, CA 95030. A postage-paid return envelope has been included for your convenience.

To all OASys shareholders, please mark votes, as in this example. [X]

1. To approve and adopt the Agreement and Plan of Merger (the ''Reorganization Agreement'') dated as of November 26, 1996 among Cabletron Systems, Inc. (''Cabletron''), Small Cat, Inc. (''Merger Sub'') and OASys and the related Agreement of Merger (the "Merger Agreement"), and to approve the merger (the ''Merger'') of OASys with and into Merger Sub, a wholly owned subsidiary of Cabletron, pursuant to the Reorganization Agreement and the Merger Agreement, and the transactions contemplated thereby, by which OASys would become a wholly owned subsidiary of Cabletron.


   [  ] FOR                   [  ] AGAINST                       [  ] ABSTAIN

2. To transact such other business as may properly come before the meeting and any adjournment thereof.

   [  ] FOR                   [  ] AGAINST                       [  ] ABSTAIN

To all OASys Series A Preferred shareholders, please indicate your written consent, as in this example. [X]

3. To convert, immediately prior to the Merger, each share of the Series A Preferred Stock of OASys into of Common Stock of OASys into one share


   [  ] FOR                   [  ] AGAINST                       [  ] ABSTAIN
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4.   To terminate, immediately prior to the Merger, the Shareholders Rights
     Agreement, dated as of May 16, 1996, by and between OASys and the Series A Preferred Shareholders.

   [  ] FOR                   [  ] AGAINST                       [  ] ABSTAIN


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED ''FOR'' THE PROPOSAL IN ITEM 1 AND AUTHORITY WILL BE DEEMED GRANTED TO THE PROXIES TO VOTE SUCH SHARES IN THEIR DISCRETION UNDER ITEM 2 ABOVE. IF THE CARD IS SIGNED BY A SERIES A PREFERRED SHAREHOLDER AND IF NO DIRECTION IS INDICATED FOR ITEM 3 OR 4, THEN WRITTEN CONSENT TO SUCH ITEMS 3 AND 4 WILL BE DEEMED GRANTED.


If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.

The undersigned hereby revokes any prior proxy to vote said shares heretofore given. Dated: _______________ ___ , 199__


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(Signature)                                 (Signature)


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(Please Type or Print Name)                 (Please Type or Print Name)